EXHIBIT E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2009

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount	Amortization or Sinking Fund Provision
(in millions of pesos)
Short-term Treasury Certificates (Cetes)	Various	Various	Ps. 388,558.3	None

Total Floating Internal Debt			Ps. 388,558.3

Table II. Funded Internal Debt at December 31, 2009

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount	Amortization or Sinking Fund Provision
			(in millions of pesos)
Fixed-Rate Bonds	Fixed	Various	Ps. 1,206,516.2	None
Development Bonds (Bondes)	Various	Various	20,600.0	None
Development Bonds (Bondes D)	Various	Various	222,889.3	None
UDI-denominated Development Bonds (UDI bonds)	Various	Various	430,584.4	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Various	Various	92,222.3	None
One-year Treasury Certificates (Cetes)(1)	Various	Various	110,201.5	None
Others(2)	Various	Various	231,207.7	None

Total Funded Internal Debt			Ps. 2,204,019.9

(1)	One-year Cetes are the only long-term Treasury Certificates issued by the Government.
(2)	Includes Ps. 193.9 billion of liabilities associated with the ISSSTE Law. See “Exhibit D—The Economy—Employment and Labor.”

Table III. Net Internal Debt at December 31, 2009

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount	Amortization or Sinking Fund Provision
			(in millions of pesos)
Total Floating Internal Debt			Ps. 388,558.3
Total Funded Internal Debt			2,204,019.9
Assets(1)	Various	Various	(231,436.0)	None

Total Net Internal Debt			Ps. 2,361,142.2

(1)	Includes Banco de México’s General Account Balance, which is positive (indicating monies owing to the Government).

Table IV. Funded External Debt at December 31, 2009

Bond Issues at December 31, 2009

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
Guaranteed Floating Rate Bonds Due 2010	Variable	June 1990	June 2010	USD	78,040	76,466	(2)
11.50% Global Bonds due 2026	11.50	May 1996	May 2026	USD	1,750,000	338,580
11.375% Global Bonds due 2016	11.375	Sep. 1996	Sep. 2016	USD	1,000,000	702,066
Notes due 2017	11.0	May 1997	May 2017	LRA/	€500,000,000	170,914	(3)
Step-Down Notes due 2013	10.0-7.375	Apr. 1998	Apr. 2013	LRA/	€750,000,000	303,917	(3)
11.375% Global Bonds due 2016	11.375	Aug. 1999	Sep. 2016	USD	400,000	280,826
Notes due 2010	9.875	Jan. 2000	Feb. 2010	USD	1,500,000	1,017,787
Notes due 2010	9.875	Mar. 2000	Feb. 2010	USD	500,000	339,262
Global Bonds due 2016	11.375	Feb. 2000	Feb. 2016	USD	994,641	698,304
Global Bonds due 2010	7.5	Mar. 2000	Feb. 2010	€	1,000,000	741,596
Notes due 2011	8.375	Jan. 2001	Jan. 2011	USD	1,500,000	924,296
Notes due 2019	8.125	Mar. 2001	Dec. 2019	USD	3,300,000	1,352,366
Notes due 2011	8.375	May 2001	Jan. 2011	USD	1,000,000	616,198
Notes due 2031	8.300	Aug. 2001	Aug. 2031	USD	1,500,000	757,406
Notes due 2031	8.300	Dec. 2001	Aug. 2031	USD	1,000,000	504.938
Notes due 2012	7.500	Jan. 2002	Jan. 2012	USD	1,500,000	864,137
Notes due 2022	8.000	Sep. 2002	Sep. 2022	USD	1,750,000	714,348
Notes due 2031	8.300	Dec. 2002	Aug. 2031	USD	750,000	378,703
Notes due 2013	6.375	Jan. 2003	Jan. 2013	USD	2,000,000	1,191,414
Notes due 2015	6.625	Mar. 2003	Mar. 2015	USD	1,000,000	671,824
Notes due 2033	7.500	Apr. 2003	Apr. 2033	USD	1,000,000	361,554
Notes due 2013	5.375	June 2003	Jun. 2013	€	750,000	629,418	(3)
Notes due 2014	5.875	Oct. 2003	Jan. 2014	USD	1,000,000	719,975
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	476,526
Notes due 2014	5.875	Apr. 2004	Jan. 2014	USD	793,267	571,133
Notes due 2033	7.500	Apr. 2004	Apr. 2033	USD	2,056,822	743,653
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	1,171,942
Notes due 2020	5.50	Nov. 2004	Feb. 2020	€	750,000	554,651	(3)
Notes due 2015	6.625	Jan. 2005	Mar. 2015	USD	1,000,000	671,825
Notes due 2012	3.0	June 2005	June 2012	CHF	250,000	250,000	(3)
Notes due 2015	4.5	June 2005	June 2015	€	750,000	614,470
Internotes due 2011	5.0	Feb. 2006	Feb. 2011	USD	5,147	5,147
Internotes due 2013	5.1	Feb. 2006	Feb. 2013	USD	3,030	3,030
Notes due 2017	5.625	Mar. 2006	Jan. 2017	USD	3,000,000	3,000,000
Notes due 2034	6.75	Jan. 2007	Sep. 2034	USD	2,266,566	1,770,855
Notes due 2034	6.75	Sep. 2007	Sep. 2034	USD	500,000	390,647
Notes due 2017	5.625	Sep. 2007	Jan. 2017	USD	500,000	500,000
Notes due 2040	6.06	Jan. 2008	Jan. 2040	USD	1,500,000	1,500,000
Notes due 2019	5.95	Dec. 2008	Mar. 2019	USD	2,000,000	2,000,000
Notes due 2014	5.875	Mar. 2009	Feb. 2014	USD	1,500,000	1,500,000
Notes due 2019	5.95	Sep. 2009	Mar. 2019	USD	1,000,000	1,000,000
Notes due 2040	6.055	Sep. 2009	Jan. 2040	USD	750,000	750,000
Notes due 2019	2.22	Dec. 2009	Dec. 2019	¥	150,000,000	150,000,000

Loans from Multilateral and Bilateral Organizations at December 31, 2009

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(7)	Remarks
					(in thousands of dollars)
Loans from the World Bank and the IADB	Variable, ranging from 7.25 to 11.6; some variable	Various	Various	ATS, Bfr, C$, CHF, DM, DFL, Dirham, Escudo, FF, LRA, KD, LD, Markka, NK, PE, Rand, Riyal, SDR, SK, STG, USD, VB, ¥, €	$13,496,520	(5	)(6)

Loans from Banks and Suppliers at December 31, 2009

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands of dollars)
Various	Various	Various	Various	USD	$709,911	$30,426

Total Funded External Debt						$47,349,643	(8)

(1)	The currencies are defined as: ATS, Austrian shillings; Bfr, Belgian franc; C$, Canadian dollar; CHF, Swiss franc; DM, Deutsche mark; DFL, Dutch guilder; Dirham, United Arab Emirates dirham; Escudo, Portuguese escudo; FF, French franc; LRA, Italian lira; KD, Kuwait dinar; LD, Libyan dinar; Markka, Finnish markka; NK, Norwegian krone; PE, Spanish peseta; Rand, South African rand; STG, Pound sterling; Riyal, Saudi Arabian riyal; SDR, Special Drawing Rights; SK, Swedish krona; USD, United States dollar; VB, Venezuelan bolivar; ¥, Japanese yen; and €, Euros.
(2)	Originally referred to as “Guaranteed Floating Rates Bonds Due 2006.” The bonds and the related fiscal agency agreement were amended on June 19, 1995 to, among other things, extend the final maturity of the bonds (from December 2006 to June 2010) and to eliminate the semi-annual principal payments under the bonds. The payment obligations of Mexico under the bonds are guaranteed by the Kingdom of Spain.
(3)	In connection with these issuances, Mexico entered into currency swaps of DM 1,500,000,000 into U.S. $856,613,305; LRA 500 billion into U.S. $300,836,144; LRA 750 billion into U.S. $427,316,438; €1,000,000,000 into U.S. $903,400,000; €750,000,000 into U.S. $892,500,000; € 750,000,000 into U.S. $921,825,000 and CHF 250,000,000 into U.S. $200,787,085 000.
(4)	Each $1,000 principal amount of these bonds was issued with one warrant entitling the holder to exchange on February 28, 2000 a specified amount of Mexico’s U.S. dollar denominated Collateralized Fixed Rate Bonds Due 2019 or Collateralized Floating Rate Bonds Due 2019 for $1,000 principal amount of either Floating Rate Bonds due 2005 of Mexico or, subject to the certain condition specified therein, Mexico’s 11 3/8% Bonds due 2016.
(5)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(6)	The direct obligors in respect of U.S. $ 1,215,447,000 of these loans are Banobras (U.S. $ 398,433,000), Bancomext (U.S. $11,724,000), NAFIN (U.S. $755,483,000) and Sociedad Hipoptecaria Federal (U.S. $49,807,000), acting in their capacities as financing agents for the Government. The Government is the direct borrower of the remainder of these loans (U.S. $12,281,073,000). The outstanding amount of the portion of these loans as to which the Government is not the direct obligor is not included in the total of this table IV, but rather is included in the Table VI.
(7)	Includes revaluation because of the changes in parity of foreign currencies.
(8)	This total is expressed in dollars and differs from the addition of all items because some items are expressed in other currencies.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER EXTERNAL DEBT

Table V. External Debt of Budget Controlled Agencies at December 31, 2009 (payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of dollars)
CFE	$3,751.1	$0.0
PEMEX	37,296.6	0.0

Total External Debt of Budget Controlled Agencies	$41,047.7	$0.0

Table VI. Other Public Sector External Debt at December 31, 2009 (1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of dollars)
Financial Sector	$7,956.3	$1,754.1
NAFIN	2,335.0	639.1
Banobras	2,091.2	0.0
Bancomext	1,482.8	1,115.0
SHF	2,047.3	0.0
Non-Financial Sector	0.0	0.0

Total	$7,956.3	$1,754.1

(1)	This table includes debt of national development banks and certain commercial banks that is guaranteed by Mexico and other public sector debt registered with the Dirección de Deuda Pública, but does not include debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the guaranty is called.

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